SCHEDULE 14-A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Panhandle Oil and Gas Inc.
Name of the Registrant as Specified In Its Charter
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Preliminary Proxy Statement
Dated January 11, 2010
Notice of Annual Shareholders Meeting
To be held March 11, 2010
To the Shareholders of Panhandle Oil and Gas Inc.:
     Notice is hereby given that the annual meeting of the shareholders of Panhandle Oil and Gas Inc. will be held at the Waterford Marriott, 6300 Waterford Boulevard (63rd and North Pennsylvania), Oklahoma City, Oklahoma, on Thursday, March 11, 2010, at 9:00 a.m., local time, for the following purposes:
1.	To elect three directors for terms of three years;

2.	To approve and adopt the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan;

3.	To ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2010; and

4.	To consider and act upon any other matter as may properly come before the meeting or any adjournment or postponement thereof.
Only holders of record of the Common Stock at the close of business on January 29, 2010 will be entitled to vote at the meeting and any adjournments.
By Order of the Board of Directors

Lonnie J. Lowry, Secretary
Oklahoma City, Oklahoma
February 5, 2010
YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.
PLEASE VOTE!

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Panhandle Oil and Gas Inc.
5400 N. Grand Boulevard, Suite 300
Oklahoma City, OK 73112-5688
Annual Shareholders Meeting
March 11, 2010
PROXY STATEMENT
     The accompanying proxy is solicited by the Board of Directors of Panhandle Oil and Gas Inc. (the “Board”), an Oklahoma corporation (the “Company”, “Panhandle”, “we”, “us” and “our”), for use at the Company’s annual shareholders meeting (the “meeting”) to be held at the Waterford Marriott, 6300 Waterford Boulevard, Oklahoma City, Oklahoma, on Thursday, March 11, 2010, at 9:00 a.m. local time, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Shareholders Meeting.
     When the proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any directions noted thereon. If no direction is indicated, the persons named on the enclosed proxy will vote the proxy for the nominees for director, for approval of the Company’s 2010 Restricted Stock Plan and for ratification of the appointment of our independent registered public accounting firm. Should other matters properly come before the meeting, the proxy will be voted as the Board may recommend.
     If the enclosed form of proxy is executed and returned, it still may be revoked at any time before it is exercised, by signing and sending to the Company a later dated proxy or a written revocation, or by attending the meeting and voting in person.
     If your shares are held in “street name” (that is, through a bank, broker or other nominee), follow the voting instructions on the form you receive from such firm. If you hold shares in “street name” and would like to attend the meeting and vote in person, you will need to bring a proxy to the meeting signed by the nominee in whose name your shares are registered.
     The mailing address of the Company is 5400 N. Grand Boulevard, Suite 300, Oklahoma City, OK 73112-5688. The Company anticipates that the proxies and proxy statements will be mailed to shareholders beginning on or about February 5, 2010.
     The cost of soliciting proxies for the meeting will be paid by the Company. In addition to solicitation by mail, arrangements may be made with brokerage firms, banks and other custodians, nominees and fiduciaries to send proxy material to their principals. The Company will reimburse these institutions for their reasonable costs. No solicitation is to be made by specially engaged employees or other paid solicitors.
Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on March 11, 2010.
•	This proxy statement, form of proxy and the Company’s 2009 Annual Report to Shareholders are available at the following website: www.proxydocs.com/phx.

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Voting of Common Stock
     All holders of Common Stock of record at the close of business on January 29, 2010 will be entitled to vote at the meeting. As of January 29, 2010, there were 8,311,636 shares of Class A Common Stock, par value $0.01666 (“Common Stock”), outstanding, entitled to vote, owned by approximately 4,000 shareholders. A list of record shareholders entitled to vote at the meeting will be available for examination at least 10 days prior to the meeting at the Company’s offices during ordinary business hours and at the meeting.
     The Amended Certificate of Incorporation of the Company provides for one vote for each share of Common Stock outstanding. At the meeting, each record holder of Common Stock will be entitled to cast one vote per share of Common Stock held of record on the record date. Votes may be cast by shareholders either present in person or by proxy.
     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for the purpose of determining a quorum. Broker “non-votes” are shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote (such as for the election of directors) and for which the broker or nominee has not received specific voting instructions from the beneficial owner. For purposes of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter, even though those shares will be considered present and entitled to vote for purposes of determining a quorum and may be entitled to vote on other matters.
     Because of a change in rules of the New York Stock Exchange, brokers or nominees no longer have the discretionary power to vote shares in uncontested director elections. They may only vote shares for the election of directors if they receive specific voting instructions from the beneficial owner.
     The Board has adopted a majority vote standard for the election of directors in uncontested elections. Accordingly, at the meeting, each director will be elected if the holders of a majority of shares of Common Stock present at the meeting and entitled to vote for the election of directors cast their votes “FOR” him. Abstentions will have the effect of a vote against the election of a nominee. The three nominees for director at the meeting are currently directors of the Company. If any incumbent nominee for director fails to receive the required affirmative vote of the holders of a majority of the votes cast for that director, under Oklahoma law and the Company’s Bylaws, the incumbent will remain in office until his successor is elected and qualified or until his earlier death, resignation, retirement or removal. If any incumbent for director receives a greater number of votes “WITHHELD” from his election than votes “FOR”, he must promptly submit his offer of resignation from the Board for consideration by the Corporate Governance and Nominating Committee of the Board. The Corporate Governance and Nominating Committee will consider all relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. The Board will act on the offered resignation, taking into account such recommendation, and publicly disclose its decision regarding the offered resignation within 90 days from the date of election. The director who offered his resignation shall not participate in any proceedings with respect to his offered resignation. If the Board accepts a director’s offered resignation, the Corporate Governance and Nominating Committee will recommend to the Board whether to fill such vacancy or reduce the size of the Board. The Company’s Corporate Governance

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Guidelines and Bylaws can be viewed at the Company’s website: www.panhandleoilandgas.com.
     Proposal No. 2 will be approved if the holders of a majority of shares of Common Stock present at the meeting and entitled to vote on Proposal No. 2 vote ‘FOR” the proposal.
     Proposal No. 3 will be approved if the holders of a majority of shares of Common Stock present at the meeting and entitled to vote on Proposal No. 3 vote “FOR” the proposal.
     The Company knows of no arrangements which would result in a change in control of the Company at any future date.
     The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters as the Board may recommend, except proxies which are marked to deny discretionary authority.
     A proxy is enclosed for your signature. Please return it immediately, marked, dated and signed.
PROPOSAL NO. 1
ELECTION OF THREE DIRECTORS
     The present directors of the Company and their current Board Committee memberships are as follows:

		Positions and Offices	Served As	Present
		Presently Held with	Director	Term
Name	Age	the Company	Since	Ends
Bruce M. Bell (1)(2)(3)	68	Director	2004	2010
Michael C. Coffman	56	Director, President and Chief Executive Officer	2006	2011
E. Chris Kauffman (2)(4)	69	Director	1991	2012
Duke R. Ligon (1)(2)(3)	68	Director	2007	2011
Robert O. Lorenz (1)(2)	63	Lead Independent Director (5)	2003	2010
Robert A. Reece (1)(3)(4)	65	Director	1986	2011
Robert E. Robotti (1)(2)(3)	56	Director	2004	2010
H. Grant Swartzwelder (2)(3)(4)	46	Director	2002	2012

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Corporate Governance and Nominating Committee

(4)	Member of the Retirement Committee

(5)	Elected Lead Independent Director effective November 1, 2008.
     There are three vacancies for three-year terms beginning 2010. Nominees for the vacancies are Bruce M. Bell, Robert O. Lorenz and Robert E. Robotti, all of whom are currently directors. These nominees were recommended by the Corporate Governance and Nominating Committee and approved by the Board. The Board has no reason to believe that any of the nominees will be unable

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to serve as director. However, if any nominee should be unable for any reason to accept nomination or election, it is the intention of the persons named in the enclosed proxy to vote those proxies for the election of such other person or persons as the Board may recommend.
Nominees for Election to the Board of Directors in 2010
     Dr. Bruce M. Bell has been CEO of Post Oak Oil Company (oil and gas exploration and production) since 1983 and president and CEO of Edrio Oil Co. Inc. (oil and gas exploration and production) since 1982, both of Oklahoma City. He served as chairman of the Mid-Continent Oil & Gas Association (oil and gas trade association) from 1997 to 2006. Dr. Bell holds a Ph.D. degree in paleontology.
     Robert O. Lorenz is a former audit partner of Arthur Andersen LLP. He served as the managing partner of the Oklahoma City office beginning in 1994 and as the managing partner of the Oklahoma practice beginning in 2000. He retired from Arthur Andersen in 2002. Since 2005, Mr. Lorenz has been a director of OGE Energy Corp. (regulated electric utility and natural gas transportation), and was a director of Infinity Inc. (oil and gas exploration and development) from 2004 to 2009. He also served as a director of Kerr-McGee Corporation (oil and gas exploration and production) from 2005 to 2006 when it was acquired by Anadarko Petroleum Corp.
     Robert E. Robotti, since 1983, has been the president of Robotti & Company, LLC ( a registered broker-dealer), president of Robotti & Company Advisors, LLC (a registered investment advisor), or their predecessors, and since 1980, as the managing member of Ravenswood Investment Company, LLC, which serves as the general partner of two investment partnerships, all located in New York City. Since 2007, Mr. Robotti has served as portfolio manager and managing member of Robotti Global Fund, LLC, a global equity fund. Mr. Robotti is a certified public accountant and holds a MBA degree. He is a member of the New York Society of Security Analysts.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
VOTE “FOR” THE ELECTION OF
BRUCE M. BELL, ROBERT O. LORENZ AND ROBERT E. ROBOTTI
AS DIRECTORS
Directors Whose Terms Continue Beyond the 2010 Annual Meeting and Who Are Not Subject to Election this Year
Directors Whose Terms Expire in 2011
     Michael C. Coffman has worked in public accounting and as a financial officer with companies involved in the oil and gas industry since 1975. He joined the Company in 1990 as its treasurer. From 1995 to 2006, he served as vice-president and chief financial officer. From 2006 to August 2007, he served as co-president and chief financial officer. Since August 2007, he has served as president and chief executive officer.
     Duke R. Ligon is an attorney and served as senior vice president and general counsel of Devon Energy Corporation (oil and gas exploration and production) from 1997 until he retired in 2007. Since 2007, he has served as strategic advisor to Love’s Travel Shops and Country Stores

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(convenience stores and midstream energy transportation). He has been a director of Pre-Paid Legal Services, Inc. (insurance company) since 2007, Quest Midstream Partners, L.P. (natural gas transportation) since 2006 and Blue Knight Energy Partners (formerly SemGroup Energy Partners, L.P.) (crude oil terminaling, storage, gathering and transportation) since 2009. He was a director of TransMontaigne Partners, L.P. (distribution and marketing of petroleum products) from 2008 to 2009 and Teppco Partners LP in 2009. Mr. Ligon was elected to the Board in August 2007.
     Robert A. Reece is an attorney and since 1980 has been of counsel with the law firm of Crowe & Dunlevy, Oklahoma City, and active in the management of his family’s investments, including significant oil and gas holdings. For over 15 years, he has been a director of NBC Bank (a national banking association) of Oklahoma City. He holds a MBA degree.
Directors Whose Terms Expire in 2012
     E. Chris Kauffman has been the vice president, secretary and treasurer of Campbell-Kauffman, Inc. (an independent insurance agency) since 1983 and chief financial officer and secretary of The Insurance Center Agency, Inc. (an independent insurance agency) since 1990, both of Oklahoma City. He has been involved with both agencies since 1983. He served as Chairman of the Board of the Company from 2005 to 2008. Mr. Kauffman has never been an employee of the Company.
     H. Grant Swartzwelder is president of PetroGrowth Advisors, Irving, Texas (a merchant banking and venture capital firm) which he founded in 1998. Since 1998, he has founded and manages several private companies engaged in various aspects of the oil and gas service businesses. Prior to 1998, he was vice president of Principal Financial Securities, Inc., Dallas, Texas (an investment-banking firm). He holds a Bachelor of Science degree in Petroleum Engineering and a MBA degree.
     None of the organizations described in the business experiences of the Company’s directors and officers are parents, subsidiaries or affiliates of the Company or, except for Mr. Kauffman’s insurance agency, do business with the Company.
     None of the non-management directors have ever been employees of the Company.
Lead Independent Director
     Effective November 1, 2008, the Board named Robert O. Lorenz as Lead Independent Director and eliminated the position of Chairman of the Board. The Lead Independent Director presides at all Board meetings and all executive sessions of outside directors. The Board adopted a “Charter of Lead Independent Director” which can be viewed at the Company’s website: www.panhandleoilandgas.com.
Meetings and Committees of the Board of Directors
     During the fiscal year ended September 30, 2009 (“fiscal 2009”), the Board held five meetings. At each meeting, a quorum of directors was present. The outside directors hold executive sessions at each Board meeting without management present. The Company expects all of its directors to attend each annual shareholders meeting. All directors attended the 2009 annual shareholders meeting.

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     During fiscal 2009, each director attended at least 75% of the meetings of the Board and each of the Board committees on which he served.
     The Board has determined that, under the rules of the New York Stock Exchange, all directors are currently independent, except for Michael C. Coffman, Chief Executive Officer, who does not serve on any Board committee.
     The Board has four standing committees: Audit, Compensation, Corporate Governance and Nominating, and Retirement.
     Information regarding the functions performed by the Audit Committee, its membership and the number of meetings held during fiscal 2009 is set forth below in the caption “Report of the Audit Committee” included in this proxy statement. Each member of the Audit Committee meets all applicable independence and financial literacy requirements of the Securities and Exchange Commission and of the New York Stock Exchange. Robert O. Lorenz has been determined by the Board to meet the “audit committee financial expert” requirements of the Securities and Exchange Commission and the New York Stock Exchange. A copy of the Audit Committee Charter can be viewed at the Company’s website: www.panhandleoilandgas.com.
     During fiscal 2009, the Compensation Committee was comprised of Bruce M. Bell, chair, E. Chris Kauffman, Duke R. Ligon, Robert O. Lorenz, Robert E. Robotti and H. Grant Swartzwelder. The Committee met two times during fiscal 2009. The Committee reviews officer performance and recommends to the Board compensation amounts for officers and directors. See “Compensation Discussion and Analysis” below. The Compensation Committee Charter can be viewed at the Company’s website: www.panhandleoilandgas.com.
     During fiscal 2009, the Corporate Governance and Nominating Committee was comprised of Duke R. Ligon, chair, Bruce M. Bell, Robert A. Reece, Robert E. Robotti and H. Grant Swartzwelder. This Committee met twice during fiscal 2009. The Committee’s charter can be viewed at the Company’s website: www.panhandleoilandgas.com. The principal functions of the Corporate Governance and Nominating Committee are to: search for, identify and screen individuals qualified to become members of the Board; recommend to the Board when new members should be added to the Board; recommend to the Board individuals to fill vacant Board positions; and recommend to the Board nominees for election as directors at the annual shareholders meeting. If a vacancy on the Board exists that will not be filled by an incumbent director, the Committee identifies prospective nominees primarily through business and industry contacts. At a minimum, in its assessment of potential Board candidates, the Governance and Nominating Committee will review each candidate’s character, wisdom, acumen, business skills and experience, understanding and involvement in the oil and gas industry, and ability to devote the time and effort necessary to fulfill his or her responsibilities. The Corporate Governance and Nominating Committee will consider nominees proposed by shareholders of the Company if the requirements set forth in the Company’s Bylaws are satisfied. For more information, see “Shareholder Proposals” below. Those nominations must include sufficient biographical information so that the Committee can appropriately assess the proposed nominee’s background and qualifications. To propose a prospective nominee for the Committee’s consideration, shareholders should submit the proposal in writing to Panhandle Oil and Gas Inc., Attention: Secretary, 5400 N. Grand Boulevard, Suite 300, Oklahoma City, OK 73112-5688. Any such submission must be accompanied by the written consent of the proposed nominee to being named as a nominee and to serve as a director, if elected.

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     During fiscal 2009, the Retirement Committee was comprised of Robert A. Reece, chair, E. Chris Kauffman and H. Grant Swartzwelder, and oversaw the administration of the Company’s Employee Stock Ownership and 401(k) Plan and Agreement. This Committee met twice during fiscal 2009.
Compensation of Directors
     The following outlines the compensation plan for the Company’s outside directors for their services in all capacities.
     The following table contains information with respect to fiscal 2009 compensation of directors of the Company who served in such capacity during fiscal 2009, except for the fiscal 2009 compensation of Michael C. Coffman, Chief Executive Officer, whose compensation is disclosed below in the caption “Executive Compensation — Summary Annual Compensation Table”. Other than the Directors’ Deferred Compensation Plan, the Company has no stock award, stock option or other equity incentive plans for its directors.
Director Compensation

	Fees Paid
	in Cash or	All Other
Name	Deferred(1) (2)	Compensation(3)	Total
Bruce M. Bell	$36,000	$1,646	$38,146
E. Chris Kauffman	$27,000	$5,552	$32,552
Duke R. Ligon	$34,500	$678	$35,178
Robert O. Lorenz	$51,000	$3,585	$54,585
Robert A. Reece	$33,000	$9,322	$42,322
Robert E. Robotti	$35,000	$2,189	$37,189
H. Grant Swartzwelder	$33,000	$3,716	$36,716

(1)	All but one director deferred 100% of their retainers and fees under the Directors’ Deferred Compensation Plan. E. Chris Kauffman deferred 26% of his retainers and fees under the Plan and received cash payments for the remainder.

(2)	At the end of fiscal 2009, the following future share amounts had been recorded to each director’s account under the Directors’ Deferred Compensation Plan: Bell — 6,472; Kauffman — 20,150; Ligon — 2,942; Lorenz — 13,625; Reece — 34,056; Robotti — 8,435; and Swartzwelder — 13,880.

(3)	Under the Company’s Directors’ Deferred Compensation Plan For Non-Employee Directors, dividends paid on the Company’s Common Stock are recorded to each Director’s account on the record date of the dividend in the form of unissued shares. The amount recorded is based on the number of future unissued shares in each Director’s account and the closing market price of the Company Stock on each dividend record date.
     From January 1, 2008 to December 31, 2009, outside directors were paid an annual retainer of $20,000 and a $1,000 fee (plus out-of-pocket travel expenses) for attending each Board and committee meeting. Any director who traveled over 50 miles to attend a Board or committee meeting received an additional $500 for each meeting. In addition to the above retainers and fees,

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the Chairman of the Board received an additional annual retainer of $15,000. The Company eliminated the Chairman of the Board position effective October 31, 2008 and created the position of Lead Independent Director effective November 1, 2008. The Lead Independent Director received an additional annual retainer of $10,000 in 2009. The chairs of the Audit and Compensation Committees received additional annual retainers of $10,000 and $2,500, respectively, in 2008 and 2009. The chair of the Nominating Committee received an additional annual retainer of $1,000 in 2008. The Company rescinded the charter of the Nominating Committee effective March 6, 2008 and established the Corporate Governance and Nominating Committee on the same date. Its chair received an additional annual retainer of $2,500 in 2009. The annual retainers are paid on January 15 of each year.
     Effective January 1, 2010, outside directors receive annual retainers of $25,000, a $1,500 fee for attending each Board meeting, a $1,000 fee for attending each committee meeting and out-of-pocket travel expenses for attending all meetings. Any director who travels over 50 miles to attend a Board or committee meeting receives an additional $500 for each meeting. In addition to the above fees, during calendar 2010, the Lead Director and the chairs of the Audit, Compensation and Corporate Governance and Nominating Committees will receive additional annual retainers of $10,000, $10,000, $4,000 and $2,500, respectively. The annual retainers are paid on January 15 of each year.
     Outside directors may elect to be included in the Panhandle Oil and Gas Inc. Deferred Compensation Plan For Non-Employee Directors (the “Directors’ Deferred Compensation Plan”). The Directors’ Deferred Compensation Plan provides that each outside director may individually elect to be credited with Company stock rather than cash for all or a portion of the annual retainer, Board and committee meeting fees, and also may elect to receive shares, if and when issued, over a period of time up to ten years. These unissued shares are recorded to each director’s deferred compensation account at the closing market price of the shares (i) on the dates of the Board and committee meetings, and (ii) on January 15 of each year for the annual retainers. Only upon a director’s retirement, termination or death, or upon a change-in-control of the Company, will the shares recorded for such director under the Directors’ Deferred Compensation Plan be issued to the director. The promise to issue such shares in the future is an unsecured obligation of the Company. All directors participate in the Directors’ Deferred Compensation Plan.
Transactions with Directors
     The Company has entered into indemnification agreements with each of its directors and executive officers.
     During fiscal 2009, the Company purchased directors and officers liability and other miscellaneous insurance policies through the Campbell-Kauffman, Inc. insurance agency for premiums aggregating $94,650. E. Chris Kauffman is an owner and officer of the Agency. The Company believes that the premiums and the terms of the insurance policies were at market rates and on market terms.
     We review any transactions and relationships in which the Company and any of our directors, nominees for director, executive officers or any of their immediate family members may be participants, so as to determine whether any of these individuals have a direct or indirect material interest in any such transaction. We have developed and implemented processes and controls to obtain information from the directors and executive officers about related person transactions, and

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for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in any such transaction. Transactions that are determined to be directly or indirectly material to a related person are disclosed in our proxy statement, as required by SEC rules.
     Pursuant to these processes, all directors and executive officers annually complete, sign and submit a directors’ and officers’ questionnaire that is designed to identify related person transactions and both actual and potential conflicts of interest. We also make appropriate inquiries as to the nature and extent of business that the Company may conduct with other companies for whom any of our directors or executive officers also serve as directors or executive officers. Under the Company’s Code of Ethics and Business Practices, if an actual or potential conflict of interest affects an executive officer, he or she is to immediately disclose all the relevant facts and circumstances to the Company’s President or the Corporate Governance and Nominating Committee, as appropriate. If the Corporate Governance and Nominating Committee determines that there is a conflict, it will refer the matter to the Board, which will review the matter to make a final determination as to whether a conflict exists, and, if so, how the conflict should be resolved. Under the Company’s Corporate Governance Guidelines, if an actual or potential conflict of interest affects a director, he or she must immediately disclose all the relevant facts and circumstances to the Corporate Governance and Nominating Committee, which will review the matter to determine if a conflict exists. If so, the Corporate Governance and Nominating Committee will refer the matter to the Board for review and action. In addition, the Audit Committee reviews all reports and disclosures of actual and potential related person transactions.
     The Company has a written Code of Ethics and Business Practices applicable to all directors and executive officers of the Company that prohibits directors and executive officers from entering into transactions, or having relationships, that would result in a conflict of interest with the interests of the Company. Waivers of the Code of Ethics and Business Practices for directors and executive officers may only be granted by the Board. The Code of Ethics and Business Practices can be found under “For Investors — Corporate Governance” on the Company’s website at: www.panhandleoilandgas.com.
PROPOSAL NO. 2
APPROVAL OF THE PANHANDLE OIL AND GAS INC. 2010
RESTRICTED STOCK PLAN
     The Board has adopted, subject to shareholder approval, the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan (the “2010 Stock Plan”). The 2010 Stock Plan will make available 100,000 shares to provide an essential long-term component to the Company’s total compensation package for its officers reflecting the importance the Company places on aligning the interest of its officers with those of its shareholders. Initially, the Company intends to use restricted stock awards to replace one-half of the participating officers’ annual cash bonuses with restricted stock vesting over the number of years determined by the Compensation Committee which will be a minimum of two years. The Compensation Committee believes that restricted stock awards which vest over several years will add a desirable long-term component to the officers’ compensation packages and encourage officers to remain with the Company.

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     The 2010 Stock Plan is designed to provide as much flexibility as possible for future grants of restricted stock so that the Company can respond as necessary to provide competitive compensation in order to retain, attract and motivate officers of the Company and to align their interests with those of the Company’s shareholders.
     Historically, the Company has not provided any equity incentives other than contributions of Common stock to the Company’s ESOP Plan. See “Executive Compensation”.
     The Company intends to repurchase on the open market or in private transactions shares of Common Stock equal to the number of shares of restricted stock awarded on an annual basis under the 2010 Stock Plan in order to avoid dilution to existing shareholders.
     The full text of the 2010 Stock Plan is included as Appendix A to this Proxy Statement, and a brief description of its material terms is provided below.
Description of the 2010 Stock Plan
     Nature of Awards. The 2010 Stock Plan permits the grant of shares of restricted stock to Company officers. The Company intends to sell shares of restricted stock to officers at a significant discount to the fair market value of the shares, generally at the par value of the shares. The restricted shares will vest after the passage of time, typically over several years on the anniversary dates of the issuance of the restricted stock. The Company will repurchase the restricted stock at the original purchase price if vesting does not occur.
     Each participant in the 2010 Stock Plan will enter into a stock restriction agreement with the Company setting forth the terms, conditions and restrictions of the restricted stock purchase. The restricted stock will be issued in the name of the participant and deposited with the Company, or an escrow agent determined by the Compensation Committee, until the restrictions lapse or until vesting is no longer possible under the stock restriction agreement.
     Subject to the terms and conditions of the stock restriction agreement, a participant holding restricted stock will have the right to receive dividends on the shares of restricted stock during the restriction period, vote restricted stock and enjoy other shareholder rights related to the restricted stock. Upon expiration of the restriction period, subject to the terms of the Plan and the stock restriction agreement, the participant is entitled to receive shares of common stock not subject to restriction.
     Effective Date and Term. Subject to shareholder approval, the 2010 Stock Plan will be effective on March 11, 2010, the date of the meeting. No restricted stock will be awarded after the day before the tenth anniversary of the effective date, but the vesting periods for restricted stock previously sold may extend beyond that date.
     Eligibility. Any current officer of the Company, or any of the Company’s present or future subsidiary entities in which the Company has a controlling interest, as determined by the Compensation Committee, is eligible to be granted an award of restricted stock.
     Administration. The 2010 Stock Plan will be administered by the Compensation Committee, which shall have authority to grant awards of restricted stock and determine recipients and the terms

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of awards. The Compensation Committee shall have full authority to construe and interpret the terms of the 2010 Stock Plan and to determine all facts necessary to administer the Plan.
     Stock Subject to the 2010 Stock Plan. Subject to adjustments allowed under the 2010 Stock Plan, awards of restricted stock may be made under the Plan for up to 100,000 shares of common stock. If any award of restricted stock expires or is terminated, surrendered or canceled without being fully vested, the unused shares covered by such award shall again be available for grants under the Plan.
     Restricted Stock. Pursuant to the Plan, the Compensation Committee may grant awards of restricted stock on the terms and conditions set forth by the Compensation Committee in the applicable stock restriction agreement, including the conditions for vesting, the vesting periods and the issue price. The vesting period for any restricted stock award will be a minimum of two years.
     Adjustments Due to Changes in Capitalization or Control. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of shares of common stock other than an ordinary cash dividend, (i) the number of shares of common stock available under the 2010 Stock Plan, (ii) the number of shares of common stock subject to and the repurchase price per share subject to each outstanding restricted stock award, and (iii) the terms of each other outstanding award shall be equitably adjusted by the Company in the manner determined by the Compensation Committee.
     Change in Control. Upon the occurrence of a change in control of the Company as defined in the Plan, except to the extent provided to the contrary in the stock restriction agreement between a participant and the Company, all restrictions and conditions on all restricted stock awards then outstanding shall automatically lapse and be deemed terminated or satisfied, as applicable.
     Transferability of Awards. Unless otherwise provided by the Compensation Committee, restricted stock is nontransferable, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.
     Termination of Employment. The Compensation Committee shall determine the effect on restricted stock due to the disability, death, retirement, termination or other cessation or change in the employment, of a participant.
     Tax Withholding. A participant in the 2010 Stock Plan must satisfy all applicable federal, state and local or other income and employment tax withholding obligations of the Company before it will authorize the restricted stock to be released by the Company or from escrow. The Compensation Committee may allow a participant to satisfy all or part of these withholding obligations by transferring shares of restricted stock to the Company.
     Amendment of Awards. The Compensation Committee may amend, suspend or terminate the 2010 Stock Plan or any portion of the Plan at any time; provided that if at any time the approval of the Company’s shareholders is required as to any modification or amendment under applicable laws and rules, the Compensation Committee may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2010 Stock Plan shall apply to, and be binding on, the holders of restricted stock under the Plan at the time the

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amendment is adopted, provided, the Compensation Committee determines that such amendment does not materially and adversely affect the rights of participants under the Plan.
Federal Income Tax Consequences
     Under current federal tax law, the following is a summary of the United States federal income tax consequences generally arising with respect to restricted stock granted under the 2010 Stock Plan. The discussion is not a complete analysis of all federal income tax consequences and does not cover all specific transactions which may occur.
     In general, no income will be recognized by a participant for U. S. federal income tax purposes upon the grant of restricted stock if the restrictions are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable. On the date that the restrictions on the shares lapse, the participant will recognize ordinary income in an amount equal to the fair market value of the shares on that date (minus any amount the participant paid for the shares). Income recognized by the participant who is an officer is compensation subject to withholding. As a result the Company must make the necessary arrangements with the participant to ensure that the proper amount is withheld. The Company may satisfy the withholding obligations through additional withholding on salary or bonuses. The Compensation Committee may allow a participant to transfer restricted stock to the Company to satisfy all or part of the withholding obligation. A participant’s adjusted basis in the stock received will be equal to the ordinary income recognized by the participant (plus any amount the participant paid for the shares). If a participant thereafter sells the stock, any amount realized over (or under) the adjusted basis of the stock will constitute capital gain (or loss) to the participant for U. S. federal income tax purposes. If a participant forfeits an award before the restrictions lapse, the participant will not recognize gain or loss as a result of such forfeiture.
     Upon the grant of restricted stock, a participant may file an election under Section 83(b) of the Internal Revenue Code of 1986 to accelerate the recognition of ordinary income to the date of the award of restricted stock. The ordinary income would be equal to the fair market value of the shares of stock on the award date (minus any amount the participant pays for the shares) and is compensation subject to withholding for employees. If a participant subsequently forfeits the stock or the stock depreciates in value after a Section 83(b) election is filed, the participant will not be eligible for capital loss treatment with respect to the stock.
     Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b). If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.
     The Company generally will be entitled to a corresponding tax deduction equal to the ordinary income and dividends includible in a participant’s compensation income.

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Plan Benefits
     If the shareholders approve the proposed 2010 Stock Plan, 100,000 shares of restricted Common Stock will be issuable pursuant to its terms to all eligible participants of the Plan. The Compensation Committee has not at this time considered or approved any future awards under the 2010 Stock Plan so the identity of future award recipients and the size and terms of future awards are not known at this time.
Reasons for Shareholder Approval and Vote Required for Approval
     NYSE Rule 303A.08 requires a company listed on the NYSE to seek stockholder approval when the company establishes any plan or other arrangement that provides for the delivery of equity securities of the company to any employee, director or other service provider as compensation for services.
     The proposed 2010 Stock Plan will be approved if the holders of a majority of shares of common stock present at the meeting and entitled to vote on Proposal No. 2 vote “FOR” the proposal. Abstentions will have the effect of a vote “AGAINST” Proposal No. 2.
Consequences of Non-Approval
     The Company considers shareholder approval of the 2010 Stock Plan to be critical to the Company’s ability to retain and attract officers whose services are necessary to successfully execute the Company’s business plan. If the shareholders do not approve the 2010 Stock Plan, the Company believes its ability to retain and attract talented officers will be adversely affected due to the ability of competitors of the Company to offer equity compensation to talented individuals.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR”
THE PANHANDLE OIL AND GAS INC. 2010 RESTICTED STOCK PLAN
PROPOSAL NO. 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
     The Audit Committee has directed the Company to submit the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010 for ratification by the shareholders at the meeting. Neither the Company’s Bylaws nor other governing documents or law require shareholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

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     A representative of Ernst & Young LLP is expected to attend the meeting and will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions of shareholders.
     For fiscal 2010, the Audit Committee has selected Ernst & Young LLP to conduct quarterly reviews for the first three fiscal quarters.
Independent Accountants’ Fees and Services
The following sets forth fees billed for audit and other services provided by Ernst & Young LLP for the fiscal years ended September 30, 2009 and September 30, 2008:

Fee Category	Fiscal 2009 Fees	Fiscal 2008 Fees
Audit Fees (1)	$314,500	$275,100
Audit-Related Fees	$—	$—
Tax Fees	$—	$6,575
All Other Fees	$—	$—

(1)	Includes fees for audit of annual financial statements, reviews of the related quarterly financial statements and internal control audits required by Section 404 of the Sarbanes-Oxley Act.
     All services rendered by Ernst & Young LLP were permissible under applicable laws and regulations and were pre-approved by the Audit Committee. The Audit Committee’s pre-approval policy is set forth in the Audit Committee Charter and which can be viewed at the Company’s website: www.panhandleoilandgas.com.
     To ratify the selection of Ernst & Young LLP, a majority of the votes cast on Proposal No. 3 must vote “FOR” ratification. Abstentions will have the effect of a vote “AGAINST” ratification.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR”
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Report of the Audit Committee
     During fiscal 2009, the Audit Committee was composed of five independent directors: Robert O. Lorenz, chair, Bruce M. Bell, Duke R. Ligon, Robert A. Reece and Robert E. Robotti. The Board has determined that all committee members are independent and that Mr. Lorenz is an “audit committee financial expert”, as defined by Securities and Exchange Commission guidelines and the rules of the New York Stock Exchange. Four meetings of the Committee were held during fiscal 2009.

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     The Audit Committee Charter was adopted in December, 2004 and an immaterial change was approved by the Board in December, 2008. A copy of the Charter can be viewed at the Company’s website: www.panhandleoilandgas.com.
     The Audit Committee’s primary responsibility is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control over financial reporting.
     Controls and Procedures. Management has established and maintains a system of disclosure controls and procedures designed to provide reasonable assurance that information required to be disclosed by the Company in the reports filed or submitted under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and includes controls and procedures designed to provide reasonable assurance that information required to be disclosed by the Company in those reports is accumulated and communicated to management, including the Chief Executive Officer and the Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. As of September 30, 2009, management conducted an evaluation of disclosure controls and procedures. Based on this evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures are effective to provide reasonable assurance that the information required to be disclosed in the reports filed or submitted under the Securities and Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. The Audit Committee discussed with management and Ernst & Young LLP, the Company’s independent registered public accounting firm (“independent accountants”), the quality and adequacy of the Company’s disclosure controls and procedures.
     Management has also established and maintains a system of internal controls over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Securities and Exchange Act of 1934. These internal controls are designed to provide reasonable assurance that the reported financial information is presented fairly, that disclosures are adequate and that the judgments inherent in the preparation of financial statements are reasonable. Management conducted an evaluation of the effectiveness of the Company’s internal control over financial reporting based on the framework set forth in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on management’s evaluation under the framework in Internal Control – Integrated Framework, management concluded that the Company’s internal control over financial reporting was effective as of September 30, 2009 as discussed in more detail in Management’s Report on Internal Control Over Financial Reporting, which was included in our Annual Report on Form 10-K for the year ended September 30, 2009, filed with the SEC on December 9, 2009. The effectiveness of the Company’s internal control over financial reporting as of September 30, 2009 has been audited by Ernst & Young LLP, as stated in its attestation report, which was included in our Annual Report on Form 10-K for the year ended September 30, 2009. The Audit Committee reviewed and discussed with management and Ernst & Young LLP the Company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
     Discussions with Management and Independent Accountants. In fulfilling its responsibilities, the Committee reviewed with management the audited financial statements included in the Company’s Annual Report on Form 10-K for fiscal 2009, including a discussion of the quality, not just the

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acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee reviewed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Audit Committee discussed with the independent accountants its independence from management and the Company, including matters in the written disclosures received from the independent accountants as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).
     The Audit Committee met with the independent accountants, with and without management present, to discuss the overall scope and plans for their audit, the results of their examinations, their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.
     The Audit Committee also met with the independent accountants and management after the end of each of the first three fiscal quarters. At these meetings, the independent accountants’ review of quarterly results was presented and discussed and discussions were also held with management concerning these results.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2009 for filing with the Securities and Exchange Commission.
Audit Committee
     Robert O. Lorenz – Chair
     Bruce M. Bell
     Duke R. Ligon
     Robert A. Reece
     Robert E. Robotti
Beneficial Ownership of Common Stock
     The following table sets forth information with respect to the outstanding shares of Common Stock owned beneficially as of December 31, 2009 by all persons who own or are known by the Company to own beneficially more than 5% of the outstanding Common Stock, by each director, nominee for director and executive officer and by all directors and executive officers as a group.

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	Amount of Shares
	Beneficially
Name of Beneficial Owner	Owned(3)(4)	Percent of Class
Bruce M. Bell (1)	1,100	*
Paul F. Blanchard, Jr. (2)	—	*
Michael C. Coffman (1)(2)	115,994	1.4%
E. Chris Kauffman (1)	33,000	*
Duke R. Ligon (1)	181,182	2.2%
Robert O. Lorenz (1)	4,200	*
Lonnie J. Lowry (2)	9,816	*
Robert A. Reece (1)	46,576	*
Robert E. Robotti (1) c/o Robotti & Company, LLC 110 E. 42nd St., 11th Floor New York, NY 10017	774,776	9.3%
Ben Spriestersbach (2)	7,733	*
H. Grant Swartzwelder (1)	8,272	*
Robb P. Winfield (2)	1,082	*
All directors and executive officers as a group (12 persons)	1,141,691	13.8%

*	Less than 1% owned

(1)	Director

(2)	Executive Officer

(3)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.

(4)	The number of shares shown does not include future share amounts recorded to each outside director’s account under the Panhandle Oil and Gas Inc. Deferred Compensation Plan for Non-Employee Directors. See “Proposal No. 1 — Compensation Table of Directors, footnote(2)”.
Executive Officers
     The following is a list of the current executive officers of the Company. All officers hold office at the discretion of the Board and may be removed from office, with or without cause, at any time by the Board.

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		Positions and Offices Presently Held	Officer
Name	Age	With the Company	Since
Michael C. Coffman(1)	56	President and Chief Executive Officer	1990
Paul F. Blanchard, Jr.	49	Senior Vice President and Chief Operating Officer	2009
Lonnie J. Lowry	57	Vice President, Chief Financial Officer and Secretary	2006
Ben Spriestersbach	58	Vice President of Land	2005
Robb P. Winfield	35	Controller and Chief Accounting Officer	2009

(1)	Biographical information for Mr. Coffman is set forth in “Election of Directors – Directors Whose Term Expires in 2011.”
     All officers named above also hold the same office in the Company’s wholly-owned subsidiary, Wood Oil Company.
     Paul F. Blanchard, Jr. was sole proprietor of a consulting petroleum engineering firm from 2007 to 2008, and served from 1997 to 2007 as Vice President, Mid-Continent Business Unit of Range Resources Corporation. He became the Company’s Vice President and Chief Operating Officer in January 2009. Mr. Blanchard holds a Bachelors of Science Degree in Petroleum Engineering.
     Lonnie J. Lowry served as Vice President, Controller and Secretary from March, 2006 until August, 2007 when he was elected Vice President, Chief Financial Officer and Secretary. From 2001 to 2006, he served as Controller of the Company. He had been Controller of Wood Oil Company for 15 years when acquired by Panhandle in 2001.
     Ben Spriestersbach was elected Vice President of Land in 2005. From 2002 through 2004, he served as Land Manager of the Company. From 1989 to 2001, he worked for Farmers Union Cooperative Royalty Company (oil and gas royalty company), last serving as assistant secretary-treasurer. Mr. Spriestersbach is a certified professional land man.
     Robb P. Winfield served as Controller from February 2008 to March 2009 when he was elected Controller and Chief Accounting Officer. Mr. Winfield was employed by Chesapeake Energy Corporation from 2004 to 2008 as Revenue Coordinator and Supervisor and was employed as an auditor from 1999 to 2004 with Ernst & Young LLP.
Executive Compensation
     The table below sets forth information for the three most recently completed fiscal years concerning compensation paid to executive officers in those fiscal years for services in all capacities.
Summary Compensation Table

	Fiscal	Base	Cash	All Other
Name and Principal Position	Year	Salary(1)	Bonus(1)	Compensation(2)		Total
Michael C. Coffman,	2009	$236,250	$250,504 (9)	$35,274	(3)	$522,028
President and Chief Executive	2008	$216,250	$188,113	$34,976	(3)	$439,339
Officer	2007	$186,250	$79,500	$33,675	(3)	$299,425

Paul F. Blanchard, Jr.,(7)	2009	$150,897	$-0-	$-0-		$150,897
Senior Vice President and Chief Operating Officer

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	Fiscal	Base	Cash	All Other
Name and Principal Position	Year	Salary(1)	Bonus(1)	Compensation(2)		Total
Lonnie J. Lowry,	2009	$156,250	$42,075	$30,033	(4)	$228,358
Vice President, Chief Financial	2008	$139,875	$35,486	$26,973	(4)	$202,334
Officer and Secretary	2007	$122,375	$30,330	$23,554	(4)	$176,259

Ben Spriestersbach,	2009	$125,750	$34,422	$24,398	(5)	$184,570
Vice President of Land	2008	$119,775	$30,608	$23,315	(5)	$173,698
	2007	$111,100	$26,289	$21,253	(5)	$158,642

Robb P. Winfield, (8)	2009	$121,667	$32,490	$23,196	(6)	$177,353
Controller and Chief Accounting Officer

(1)	Salaries are set on a calendar year basis and are reported on a fiscal year basis ending on September 30 of each year. This means that the salary shown above for each fiscal year reported represents three months salary of the previous calendar year and the first nine months of the current calendar year. Cash bonuses are paid in December of each year based on the preceding fiscal year’s performance. Bonuses shown for fiscal 2009 were paid in December 2008 and were based on fiscal 2008 Company financial and operating performance. The same timing of payments and Company performance holds true for fiscal 2008 and 2007.

(2)	Includes premiums of immaterial amounts for group life insurance for fiscal 2009, fiscal 2008 and fiscal 2007.

(3)	Represents the value of 1,615 shares for fiscal 2009, 1,128 shares for fiscal 2008 and 1,336 shares for fiscal 2007 of Company stock contributed to the ESOP on Mr. Coffman’s behalf based on the closing market price of the shares on the last day of each fiscal year.

(4)	Represents the value of 1,392 shares for fiscal 2009, 879 shares for fiscal 2008 and 927 shares for fiscal 2007 of Company stock contributed to the ESOP on Mr. Lowry’s behalf based on the closing market price of the shares on the last day of each fiscal year.

(5)	Represents the value of 1,124 shares for fiscal 2009, 753 shares for fiscal 2008 and 834 shares for fiscal 2007 of Company stock contributed to the ESOP on Mr. Spriestersbach’s behalf based on the closing market price of the shares on the last day of each fiscal year.

(6)	Represents the value of 1,082 shares for fiscal 2009 of Company stock contributed to the ESOP on Mr. Winfield’s behalf based on the closing market price of the shares on the last day of the fiscal year.

(7)	Mr. Blanchard joined the Company January 26, 2009, thus he received no bonus in fiscal 2009 and was not eligible for an ESOP contribution.

(8)	Mr. Winfield was named an executive officer effective March 5, 2009.

(9)	Mr. Coffman’s Cash Bonus paid in December 2008 (during fiscal 2009) includes a payment of $225,000 for his performance based on fiscal 2008 Company operating results and $25,504 for a supplemental payment for a portion of his earned ESOP contribution which could not be made due to the deferral maximum regulations of the Internal Revenue Service.
     The Company’s only equity incentive plan or other incentive compensation plan for its executive officers is the Panhandle Oil and Gas
Inc. – Employee Stock Ownership and 401(k) Plan (the “ESOP”), and, if approved, the 2010 Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan.
     The ESOP is a tax-qualified defined contribution plan, and serves as the Company’s only retirement plan for its employees. Contributions are made at the discretion of the Board and, to date, all contributions have been made in shares of Company Common Stock. Contributions are allocated to all participants in proportion to their salaries for the plan year and 100% vesting occurs after three years of service. Separation prior to three years of service results in forfeiture of all contributions received. All employees, including the executive officers, may participate in the 401(k) portion of the ESOP on a voluntary basis. Under the terms of the 401(k) portion of the ESOP, eligible employees may elect to defer a portion of their earnings up to the maximum allowed by

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regulations of the Internal Revenue Service. The Company makes no matching contributions to the 401(k) portion of the ESOP.
Compensation Discussion and Analysis
Compensation Committee and Role of the Board of Directors in Fiscal 2009
     The Compensation Committee is composed entirely of independent directors and has the responsibility for establishing, implementing and monitoring the compensation of the Company’s executive officers. In particular, the Committee’s role is to oversee and recommend to the Board for final approval, the compensation, benefit plans and policies, and, in addition, review, approve and recommend to the Board annually all compensation decisions relating to the Chief Executive Officer and other executive officers of the Company. The Committee reviews executive compensation programs, approves compensation levels and performance metrics, reviews management performance and final executive bonus distributions. The Committee met two times during fiscal 2009. The Committee operates in accordance with its charter, which sets forth its powers and responsibilities. A copy of the charter of the Compensation Committee can be viewed at the Company’s website: www.panhandleoilandgas.com.
     In December of each year, base salaries of the executive officers are set for the next calendar year and bonuses are determined based on the preceding fiscal year’s operational and financial performance. Under the Committee’s Charter, the Committee reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and based on the Committee’s evaluation, recommend to the Board compensation levels for the Chief Executive Officer and all other executive officers with the final decision made by the Board.
Compensation Philosophy and Objectives
     The objectives of the Company’s compensation program are to:
▪	attract and retain key executives which are necessary to continue execution of our unique business strategies involving the ownership, management and use of mineral acreage in an oil and gas exploration and production company;

▪	motivate and reward individual performance and contributions; and

▪	align the interests of the executives with those of the shareholders.
     The principal elements of the executive compensation program are salary, annual cash bonus and contributions to the ESOP. The Company currently does not offer any stock award, stock option or non-equity incentive plans to its executive officers and has no employment contracts. Awards of restricted stock will become an integral part of the compensation program if the 2010 Stock Plan is approved by shareholders at the meeting. Restricted stock, if approved, and the salary, cash bonus and the ESOP will be used to meet the Company’s compensation objectives as follows:
▪	Attract and retain key executives and reward the officers who contribute to the Company’s success and to motivate the officers to develop and execute current and long-term business strategies and goals.

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▪	Motivate and reward individual performance and contributions. The Company’s evaluation of the individual performance of each executive officer affects most aspects of the executive’s compensation. Individual performance and level of responsibility are considered in determining an executive’s annual salary and are important factors in deciding discretionary cash bonuses.

▪	The performance of the Company is also a key factor in determining compensation.

▪	Align the interests of the executives with those of the Company’s shareholders. In fiscal 2009, the Company continued to use allocations of Company stock to the ESOP to align the financial interests of the executives with those of the shareholders and to provide a longer-term incentive form of compensation. In addition, restricted stock will be used in the future if the 2010 Stock Plan is approved by shareholders.
Role of Executive Officers
     In fiscal 2009, the Compensation Committee and the Board made all compensation decisions for the position of Chief Executive Officer and, after receiving input from the Chief Executive Officer, all other executive officers. The Compensation Committee and the Board reviewed the performance of the Chief Executive Officer, and afterwards, set his compensation. Mr. Coffman was not present during these discussions. The Compensation Committee and the Board, together with the Chief Executive Officer, reviewed the performance of the other executive officers. The Chief Executive Officer made compensation recommendations to the Compensation Committee and the Board with respect to the other executive officers. Messrs. Blanchard, Lowry, Spriestersbach and Winfield were not present at the time of these discussions.
Base Salaries and Annual Cash Bonuses
     Base salaries and annual cash bonuses for executive officers are based upon the individual’s responsibilities and experience, taking into account, among other factors, the individual’s initiative, contribution to the Company’s overall performance, handling of special projects or events during the year and yearly financial and operating results. Base salaries for executive officers are reviewed and compared to similar positions in the Company’s industry.
     The Company has been participating in the Effective Compensation, Incorporated Oil and Gas Compensation Survey (the “Survey”) whereby the Company’s compensation amounts for all employees (including executive officers) is compared to a selected group of peer companies. The 2008 Survey, published in July 2008, was used for comparison purposes in setting calendar 2009 salaries in December of 2008. The following peer companies were used for the comparisons:

Bill Barrett Corporation	Mustang Fuel Corporation
Brigham Exploration Company	Penn Virginia Oil and Gas
Crimson Exploration Inc.	Rosetta Resources, Inc.
Delta Petroleum Corporation	Stone Energy Corporation
Energy Partners, Ltd.	TXCO Resources, Inc.
GMX Resources Inc.	Venoco, Inc.
Harvest Natural Resources, Inc.

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     As the Company does not have the same complexity of operations as several of the peer companies, the Compensation Committee uses the Survey as a tool and has maintained compensation levels below the peer group averages for the executive officers while trying to maintain competitive salary levels for other employees.
     Base Salaries. The base salaries of the executive officers are reviewed annually by the Compensation Committee and future salary adjustments are recommended to the Board for final approval. The Compensation Committee and the Board consider various factors, including:
•	the overall responsibilities of the executive officers;

•	the time period over which the executive officer has performed his responsibilities for the Company;

•	the scope, level of experience and experience required to successfully execute the executive officer’s position with the Company;

•	the demonstrated individual performance of the executive officer; and

•	the recommendation of the Chief Executive Officer with respect to other executive officers.
     Based on these factors and considerations, in December 2008, the Board established the annual base salary for the Chief Executive Officer at $240,000 for calendar 2009. Salaries for the executive officers in fiscal 2009 are set forth in the “Summary Compensation Table” above and were determined by the Board based on the considerations described above. In December, 2009, the annual base salary of the Chief Executive Officer was adjusted to $260,000 for calendar 2010.
     Annual Cash Bonuses. During an annual Company goal-setting process, the Chief Executive Officer, the Compensation Committee and the full Board approve Company objective performance metrics as well as more subjective performance goals that focus on the manner in which the Company’s oil and gas business is managed. For fiscal years 2007, 2008 and 2009, the objective performance metrics addressed earnings per share (for 2008 and 2009 only), general and administration (“G&A”) expense per Mcfe of production, reserve replacement percentage, Mcfe production increase and finding cost per Mcfe.
     The objective performance metrics for fiscal 2008 and 2009 are below:

	Fiscal 2008(1)				Fiscal 2009(1)
Metric Category	Floor	Target	Weighting		Floor	Target	Weighting
Earnings per share	$0.75	$1.45	100	% (2)	$1.00	$1.70	100	% (2)
Reserve replacement percentage	100%	198%	35%		100%	181%	35%
Mcfe production increase	1%	16%	29%		5%	12%	29%

	Maximum	Target	Weighting	Maximum	Target	Weighting
Finding cost per Mcfe	$4.00	$2.75	29%	$3.50	$2.75	29%
G&A expense per Mcfe of production	$0.80	$0.60	7%	$0.77	$0.55	7%

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(1)	Each metric has a graduated scale of achievement from -0- to 100 percent between the floor or maximum and target amounts which is then applied to the weighting percentage.

(2)	The earnings per share weighting percentage that is achieved in a fiscal year was multiplied times all other performance metric weighting percentages which are then accumulated to determine the total bonus percent.

(3)	The structure of these metrics rewards the reduction of finding cost per Mcfe and G&A expense per Mcfe.
     The Compensation Committee believes that combining the metric categories of growing reserves, increasing Mcfe production, reducing the finding cost per Mcfe and reducing G&A expense per Mcfe are the important measurements necessary for increasing shareholder value to grow an oil and gas exploration and production company. The target metric of reducing finding cost per Mcfe is intended to discourage drilling marginal or unprofitable wells only to achieve increased production and reserves. These metrics have been adopted by the Compensation Committee to focus management on drilling wells that are economically viable. The emphasis on the earnings per share metric has the effect of discouraging excessive risk taking. The Compensation Committee does not believe that these performance metrics reward executives for taking risks beyond those risks inherent in the oil and gas exploration and production business.
     The subjective performance goals are tailored to the job description of each executive officer by weighting each major area of responsibility. Within each major area, a breakdown is made of more detailed areas of responsibility with weighting applied to each. An evaluation is performed annually by the outside directors and the Compensation Committee of the Chief Executive Officer, and by the Chief Executive Officer of each of the other executive officers. In this evaluation, performances are evaluated on each of the detailed areas of responsibility. The evaluations are then accumulated to determine the grade for each major area and the area grading is summarized to determine the executive officer’s subjective performance evaluation total score.
     The Compensation Committee believes that the Chief Executive Officer’s cash bonus element of compensation should principally reflect his success in achieving the above Company performance metrics. His bonus calculation is based on a weighting of 70% for meeting the objective performance metrics and 30% for meeting his subjective performance goals. Mr. Blanchard joined the Company on January 26, 2009 (roughly one-third through fiscal 2009). Thus, his bonus was based solely on meeting subjective performance criteria in fiscal 2009. In future years his bonus calculation will be based on a weighting of 60% for meeting the Company objective performance metrics and 40% for meeting his subjective performance goals. Since Mr. Blanchard joined the Company subsequent to the fiscal 2009 bonus payments being made in December 2008, his first bonus payment date was in December 2009. The other executive officer’s annual bonuses are based 80% for meeting subjective performance goals and 20% on meeting Company objective performance metrics.
     In making its decisions regarding cash bonuses paid for fiscal 2008 results, the Compensation Committee determined that the Company had significantly exceeded the targeted levels for the Company’s objective metrics applicable in fiscal 2008. The Committee also reviewed the performance of the Chief Executive Officer in meeting his subjective performance goals and each of the executive officer’s performance with respect to their subjective performance goals for fiscal 2008.

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     The maximum targeted annual cash bonus paid during fiscal 2009 to the Chief Executive Officer (based on fiscal 2008 results) was 100% of his base salary and 30% of the base salaries of the other executive officers. The same process was used for the cash bonuses based on fiscal 2009 operating results. Since the Company did not achieve the earnings per share metric for fiscal 2009 (even though all other company performance metrics substantially exceeded target levels), the Chief Executive Officer’s performance bonus paid based on fiscal 2009 results was limited to a maximum of 30% of his base salary resulting in a reduction of his performance bonus from $225,000 for fiscal 2008 to $72,000 for fiscal 2009.
Broad-Based Employee Benefits
▪	The Company has an ESOP which is a tax-qualified, defined contribution plan that covers all employees, including the executive officers. Under the ESOP, the Company contributes shares of Common Stock to the ESOP based on the employees’ total compensation level.

▪	The executive officers are eligible to participate in all of the Company’s other employee benefit plans which include medical, dental, group life, long term disability, accidental death and dismemberment and eye care insurance, in each case on the same basis as all other employees.

▪	The Company provides no perquisites or other personal benefits to its executive officers.
Change-In-Control Executive Severance Agreements
     The Board believes that the executives’ performance generally may be hampered by distraction, uncertainty and other activities in the event of a change-in-control of the Company which might adversely affect shareholder values. To reduce these potential adverse effects and to encourage fair treatment of the executive officers in connection with any change-in-control event, Change-In-Control Executive Severance Agreements were entered into with the executive officers to provide for change-in-control protection. Under these Agreements, if, within two years following a change-in-control event, the Company terminates the employment of any of the executives without cause, or any executive resigns for good reason, that executive would be entitled to a severance payment, payable in a lump sum, in cash, following his termination, in an amount equal to two times the average of the compensation paid to the executive during the two calendar years preceding the change-in-control (or the annual average of any shorter period). Compensation for this purpose includes the sum of the executive’s base salary, cash bonuses and contributions made to the ESOP on executive’s behalf. The bonus to be used in determining the executive’s compensation shall not be less than two times his targeted bonus for the calendar year in which the change-in-control event occurs (or if not yet determined for that year, two times executive’s targeted bonus for the preceding calendar year). Further, if the executive qualifies, and the Company is required to provide coverage under COBRA, the Company shall reimburse the executive the costs of purchasing continuing coverage under COBRA for the executive and his dependents for as long as he qualifies for COBRA coverage. The Company is not currently subject to COBRA because it has fewer than 20 employees.
     A change-in-control event generally means: (i) the acquisition of beneficial ownership of 30% or more of the Company’s Common Stock; (ii) during any two consecutive years, individuals who currently make up the Company’s Board (or which subsequently become directors after being approved for election by at least a majority of current directors) ceasing for any reason to make up at

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least two-thirds of the Board; or (iii) approval by the Company’s shareholders of (a) a reorganization, merger or consolidation which results in the ownership of 20% or more of the Company’s Common Stock by persons or entities that were not previously shareholders, (b) a liquidation or dissolution of the Company, or (c) the sale of substantially all of the Company’s assets.
     There may arise situations where the potential to merge with or be acquired by another company may be in the best interest of our shareholders. Based on such a potential, the Company believes that the “double trigger” requiring both (i) a change-in-control event and (ii) the termination of an executive’s employment without cause or his resignation for good reason is appropriate to provide fair treatment of the executive officers, while allowing them to continue to concentrate on enhancing shareholder value during a change-in-control event, as they may take actions to do so that ultimately may lead to their termination after the event.
     Pursuant to the Change-In-Control Executive Severance Agreements, assuming that a change-in-control event took place on the last day of fiscal 2009, and an executive’s employment was terminated without cause, or the executive terminated his employment for good reason, within two years following this assumed change-in-control event, the executives below would receive the following severance payments:

Name	Salary(1)	Bonus(2)	Total(3)
Michael C. Coffman	$533,250	$480,000	$1,013,250
Paul F. Blanchard, Jr.	$440,000	$220,000	$660,000
Lonnie J. Lowry	$361,053	$96,000	$457,053
Ben Spriestersbach	$295,583	$76,200	$371,783
Robb P. Winfield	$263,124	$75,000	$338,124

(1)	Calculated based on (i) two times the average of the executive officer’s base salary during calendar years 2008 and 2009 plus (ii) two times the average amount contributed to the ESOP on behalf of each executive for fiscal years 2008 and 2009.

(2)	Calculated based on two times the maximum targeted bonus for each executive for fiscal year 2009.

(3)	In addition, if the Company is required to provide continuing coverage to its employees under COBRA (as defined in Section 4980B of the Internal Revenue Code of 1986) at the time of a change-in-control, the Company will reimburse each executive for all costs incurred by him in purchasing such continuing coverage for himself and his dependents as long as he qualifies for COBRA coverage.
     Other than the Change-In-Control Executive Severance Agreements, the Company maintains no employment agreements with its executive officers.
Other Compensation Matters
     The Company currently does not have ownership requirements or a stock retention policy for our executive officers. Further, the Company has no policy restricting an executive officer from limiting his economic risk to the market value of Company stock owned by him.
     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1,000,000 annually paid to any of our executive officers, unless the compensation qualifies as

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performance-based compensation. As our compensation levels are well below this level, Section 162(m) is a non-factor for the Company.
     The Company currently does not have a provision in place for recovery of previous bonus payments if relevant performance metrics are restated or otherwise altered in a manner that would reduce the size of a previous bonus payment. The Company has never had such an event, however, the Compensation Committee will evaluate the adoption of such a provision in 2010.
     As of the date of this Proxy Statement, the Company has weathered the ongoing economic conditions in an excellent manner and to the best of its knowledge, has no upcoming issues. The Company is mindful of the current state of the economy and will continue to evaluate its situation and the potential effects on executive compensation.
Report of the Compensation Committee
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee
     Bruce M. Bell — Chair
     E. Chris Kauffman
     Duke R. Ligon
     Robert O. Lorenz
     Robert E. Robotti
     H. Grant Swartzwelder
Code of Ethics
     The Board has adopted a Code of Ethics for Senior Financial Officers. The Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer were required to sign this code and will be held to the standards outlined. In addition, the Board has adopted a Code of Ethics and Business Practices applicable to all directors, officers and employees of the Company. Copies of both codes are available at the Company’s website: www.panhandleoilandgas.com.
Communications with the Board of Directors
     The Company provides an informal process for shareholders and other interested parties to send communications to its Board. Shareholders or other interested parties who wish to contact the outside directors as a group, the Lead Independent Director, or any of its individual members may do so by writing to: The Board of Directors, Panhandle Oil and Gas Inc., 5400 N. Grand Boulevard, Suite 300, Oklahoma City, OK 73112-5688. Correspondence directed to any individual Board member is referred, unopened, to that member. Correspondence not directed to a particular Board member is referred, unopened, to the Lead Independent Director.

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Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of the Company’s Common Stock (collectively “reporting persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock, and to furnish the Company with copies of such reports. Based upon a review of the filings with the Securities and Exchange Commission and representations that no other reports were filed, the Company believes that during fiscal 2009 all directors and executive officers complied with the reporting requirements of Section 16(a) of the Securities and Exchange Act of 1934.
Shareholder Proposals
     Proposals of shareholders intended to be presented at the next annual shareholders meeting to be held in March 2011, and to be included in the proxy statement and form of proxy pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, must be received by the Company by October 4, 2010. Any such proposals should be in writing and be sent by certified mail; return receipt requested, to the Company’s principal office address shown above, Attention: Secretary. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and any proxy in accordance with regulations governing the solicitation of proxies.
     In order for a shareholder to nominate a candidate for director, under the Company’s Bylaws timely notice of the nomination must be received by the Company in advance of the meeting. Ordinarily, such notice must be received not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s meeting. The shareholder filing the notice of nomination must describe various matters regarding the nominee, including, but not limited to, such information as name, address, occupation, business background and shares held, and the nominee must deliver a written questionnaire and agreement to the Company covering certain matters as specified in the Bylaws. In order for a shareholder to bring other business before a shareholders’ meeting, timely notice must be received by the Company within the time limits described above in this paragraph for notice of nomination of a candidate for director. Such notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement under Rule 14a-8 described above.
     In each case the notice must be given to the Secretary of the Company at the address shown below under the caption “Form 10-K”. Any shareholder desiring a copy of the Company’s Bylaws will be furnished one without charge upon written request to the Secretary. A copy of the Bylaws is available on the Company’s website at www.panhandleoilandgas.com.
Annual Financial Report
     Copies of the Annual Report to Shareholders for fiscal 2009 are being mailed with this proxy statement and a copy of the Annual Report is available on the Company’s website at: www.panhandleoilandgas.com.

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Form 10-K
     A copy of the Company’s Annual Report on Form 10-K for fiscal 2009 filed with the Securities and Exchange Commission is included in the Annual Report to Shareholders mailed with this proxy statement. A separate Form 10-K and copies of the Company’s charters for the various committees of the Board, the Corporate Governance Guidelines and the Company’s codes of ethics are available, free of charge, upon written or oral request made to the Company at the address or telephone number set forth below, or can be viewed at the Company’s website: www.panhandleoilandgas.com.
Lonnie J. Lowry, Secretary
Panhandle Oil and Gas Inc.
5400 N. Grand Boulevard, Suite 300
Oklahoma City, OK 73112-5688
405.948.1560
Other Matters
     Management knows of no other matters to be brought before the meeting. However, if any other matters do properly come before the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted as the Board may recommend. Whether shareholders plan to attend the meeting or not, they are respectfully urged to sign, date and return the enclosed proxy, which will be returned to them at the meeting if they are present and so request.

By Order of the Board of Directors

Lonnie J. Lowry, Secretary
February 5, 2010
YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.
PLEASE VOTE!

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APPENDIX A

PANHANDLE OIL AND GAS INC.
2010 RESTRICTED STOCK PLAN

Appendix A, Page 1 of 8

Section 1. Introduction	3
1.1. Purpose of the Plan	3
1.2. Nature of Sales of Restricted Stock	3
1.3. Effective Date and Term of Plan	3
Section 2. Definitions And Construction	3
2.1. Definitions	3
2.2. Construction	4
Section 3. Eligibility	4
3.1. In General	4
Section 4. Administration Of The Plan	4
4.1. In General	4
Section 5. Shares Subject To The Plan	5
5.1. Number of Shares	5
Section 6. Restricted Stock	5
6.1. Sale of Restricted Stock	5
6.2. The Restricted Period	5
6.3. Escrow	5
6.4. Dividends	6
6.5. Repurchase of Restricted Stock	6
6.6. Expiration of Restricted Period	6
6.7. Rights as a Shareholder	6
Section 7. Adjustments	6
7.1. Changes in Capitalization	6
Section 8. Change In Control	6
8.1. Consequences of a Change In Control on Restricted Stock	6
8.2. Change In Control Defined	6
Section 9. General Provisions	7
9.1. Transferability of Restricted Stock	7
9.2. Termination of Status	7
9.3. Withholding	7
9.4. Other Conditions on Delivery of Stock	8
Section 10. Miscellaneous	8
10.1. No Right to Continued Employment	8
10.2. Amendment	8
10.3. Compliance with Code Section 409A	8
10.4. Governing Law	8
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Appendix A, Page 2 of 8

PANHANDLE OIL AND GAS INC.
2010 RESTRICTED STOCK PLAN
SECTION 1. INTRODUCTION
1.1. Purpose of the Plan. The Plan provides an essential long-term component to the Company’s total compensation package for its officers reflecting the importance the Company places on aligning the interest of its officers with those of its shareholders and provides incentives for officers to remain with the Company. The Plan will enhance the Company’s ability to attract, retain and motivate officers of the Company.
1.2. Nature of Sales of Restricted Stock. The Plan is intended to permit the Sale by the Company of Shares of Restricted Stock to its officers subject to various vesting based on the passage of time or other conditions to vesting and other restrictions on the transferability of the Shares sold. The transfer restrictions on these Shares will be removed based on the vesting periods contained in the Stock Restriction Agreement between the Company and the affected Participant. Except as otherwise provided by the Plan, each Sale hereunder may be made alone or in addition or in relation to any other Sale. The terms of each Sale need not be identical, and the Compensation Committee need not treat Participants uniformly.
1.3. Effective Date and Term of Plan. If approved by shareholders at the Company’s 2010 Annual Shareholders Meeting, the Plan will be effective as of March 11, 2010. No sales shall be permitted under the Plan after March 10, 2020 but the vesting periods for Shares previously sold may extend beyond that date.
SECTION 2. DEFINITIONS AND CONSTRUCTION
2.1. Definitions. When used in this 2010 Restricted Stock Plan, the following terms shall have the meanings set forth below, unless the context clearly requires a different meaning:
(a)	“Board” means the Board of Directors of the Company.

(b)	“Change in Control” shall have the meaning set forth in Section 8.2.

(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d)	“Common Stock” means the Company’s Class A Common Stock, par value $0.01666 per share.

(e)	“Company” means Panhandle Oil and Gas Inc.

(f)	“Compensation Committee” shall mean the Compensation Committee of the Board.

(g)	“Disability” shall mean incapacity due to physical or mental illness as determined by the Compensation Committee.

(h)	“Effective Date” means the first date set forth in Section 1.3.

Appendix A, Page 3 of 8

(i)	“Fair Market Value” means the closing sales price (for the primary trading session) of a Share on the date the Restricted Period ends. For any date that is not a trading day, the Fair Market Value of a Share for such date will be determined by using the closing sales price for the immediately preceding trading day.

(j)	“Participant” means any officer who purchases Restricted Stock.

(k)	“Plan” means this 2010 Restricted Stock Plan.

(l)	“Repurchase” shall have the meaning as set forth in Section 6.5.

(m)	“Restricted Period” means the period of time during which the transfer of the Shares of Restricted Stock shall be restricted and after which the shares of Restricted Stock shall be vested.

(n)	“Restricted Stock” means Shares sold under this Plan.

(o)	“Sale” means a sale of shares of Restricted Stock made under the Plan.

(p)	“Share” means a share of Class A Common Stock, par value $0.01666 per share, of the Company.

(q)	“Stock Restriction Agreement” means all agreements between the Company and a Participant covering the Sale of Restricted Stock under this Plan.
2.2. Construction. When used in the Plan, (a) the terms “include” and “including” shall be deemed to include the phrase “but not limited to” and (b) masculine pronouns shall include the feminine.
SECTION 3. ELIGIBILITY
3.1. In General. Any natural person is eligible to purchase Restricted Stock if such individual is a current officer of the Company or any of the Company’s present or future subsidiary entities as determined by the Compensation Committee.
SECTION 4. ADMINISTRATION OF THE PLAN
4.1. In General.
(a)	The Plan will be administered by the Compensation Committee. The Compensation Committee shall have authority to determine the Participants and terms and conditions of any Sale of Restricted Stock, and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable.

(b)	The Compensation Committee shall have full discretionary authority to construe and interpret the terms of the Plan and any Stock Restriction Agreement, and to determine all facts necessary to administer the Plan and any Stock Restriction Agreement. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Stock Restriction Agreement in the manner and to the extent it shall deem necessary or advisable.

(c)	All decisions by the Compensation Committee shall be made in its sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any purchase of Restricted Stock. No director or person acting pursuant to the authority delegated by the

Appendix A, Page 4 of 8

Compensation Committee shall be liable for any action or determination relating to or under the Plan made in good faith.
SECTION 5. SHARES SUBJECT TO THE PLAN
5.1. Number of Shares.
(a)	Subject to adjustment under Section 7.1, Sales of Restricted Stock may be made under the Plan for up to 100,000 Shares.

(b)	If Shares sold hereunder are repurchased by the Company prior to the vesting of such Shares the repurchased Shares shall again be available for sale by the Company to officers under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
SECTION 6. RESTRICTED STOCK
6.1. Sale of Restricted Stock. The Compensation Committee may sell Shares of Restricted Stock to such officers as it determines. The sale price of Shares shall be at a significant discount to the Fair Market Value of the Shares, generally at a per Share price equal to the par value of the Shares sold. Sales of Restricted Stock shall be subject to such restrictions on transfer and the Repurchase of Restricted Stock by the Company and such other terms and conditions, subject to the provisions of the Plan, as determined by the Compensation Committee.
6.2. Restricted Period. At the time a Sale of Restricted Stock is made to a Participant, the Compensation Committee shall establish a period of time during which the transfer of the Shares of Restricted Stock shall be restricted and after which the Shares of Restricted Stock shall be vested (the “Restricted Period”). Each Sale of Restricted Stock may have a different Restricted Period. The Restricted Period shall be a minimum of two years and the Compensation Committee shall determine the Restricted Period for all Restricted Stock.
6.3. Escrow. Each Participant purchasing Restricted Stock shall enter into a Stock Restriction Agreement with the Company setting forth the terms, conditions and restrictions of the Sale. Any certificates representing Shares of Restricted Stock shall be registered in the name of the Participant and deposited with the Company, or an escrow agent as determined by the Compensation Committee, together with a stock power for each certificate endorsed in blank by the Participant. Each such certificate shall bear a legend in substantially the following form:
The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions contained in the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan (the “Plan”), and an agreement entered into between the registered owner and Panhandle Oil and Gas Inc. Copies of the Plan and the agreement are on file at the principal office of Panhandle Oil and Gas Inc.
Alternatively, in the discretion of the Company, ownership of the Shares of Restricted Stock and the appropriate restrictions shall be reflected in the records of the Company’s transfer agent and no physical stock certificates shall be issued prior to vesting.

Appendix A, Page 5 of 8

6.4. Dividends. Unless otherwise determined by the Compensation Committee or provided in the Stock Restriction Agreement, Participants holding Restricted Stock will be eligible to receive all dividends paid with respect to such Shares. If any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Shares other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were paid and such Shares or other property shall be deposited with the Company or in escrow as provided in Section 6.3.
6.5. Repurchase of Restricted Stock. In the event any Shares of Restricted Stock under the terms of the Stock Restriction Agreement (including any additional shares of Restricted Stock that may result from changes in capitalization of the Company as provided in Section 7.1) do not vest, the Company shall repurchase (“Repurchase”) such Shares from the affected Participant for a price equal to the original sale price. All repurchased Shares shall be surrendered to the Company and the stock certificates representing such Shares shall be cancelled.
6.6. Expiration of Restricted Period. Upon the expiration of the Restricted Period and the satisfaction of any other conditions prescribed by the Compensation Committee or set forth in the Stock Restriction Agreement, the restrictions applicable to the Restricted Stock shall lapse and, unless otherwise instructed by the Participant, a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be released by the Company or from escrow and delivered, free of all such restrictions and legends, except any that may be imposed by law, to the Participant or the Participant’s estate, as the case may be.
6.7. Rights as a Shareholder. Subject to the terms and conditions of the Plan, each Participant receiving Restricted Stock shall have all the rights of a shareholder with respect to the Shares of Restricted Stock during the Restricted Period, including the right to vote any shares of Restricted Stock and to receive payment of dividends subject to the provisions in Section 6.4.
SECTION 7. ADJUSTMENTS
7.1. Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Shares other than an ordinary cash dividend, (a) the number and class of securities available under this Plan, (b) the number of Shares sold under this Plan and (c) the price payable to a Participant upon the Repurchase, shall be equitably adjusted in the manner determined by the Compensation Committee.
SECTION 8. CHANGE IN CONTROL
8.1. Consequences of a Change In Control on Restricted Stock. Upon the occurrence of a Change In Control, except to the extent specifically provided to the contrary in the applicable Stock Restriction Agreement, all restrictions and conditions on all Restricted Stock then outstanding shall automatically lapse and be deemed terminated or satisfied, as applicable.
8.2. Change In Control Defined. For purposes of this Plan, “Change In Control” shall

Appendix A, Page 6 of 8

mean the occurrence of any one or more of the following:
(i)	any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company’s then outstanding Voting Securities; or

(ii)	during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the “Incumbent Board”), and any new director, whose election by the Board or nomination by the Board for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, or

(iii)	the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)	the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.
As used in this Section 8.2, the term “Voting Securities” means the Company’s Class A Common Stock, par value $0.01666 per share, and any other securities of the Company that vote generally in the election of directors.
SECTION 9. GENERAL PROVISIONS
9.1. Transferability of Restricted Stock. Except as the Compensation Committee may otherwise determine or provide in a Stock Restriction Agreement, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by Participants holding Restricted Stock, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, pursuant to a qualified domestic relations order. References herein to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
9.2. Termination of Status. The Compensation Committee shall determine the effect on Restricted Stock of the Disability, death, early or normal retirement, termination or other cessation of employment, authorized leave of absence or other change in the employment of a Participant.
9.3. Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will authorize the Shares to be released from escrow to the Participant. The Company may decide to satisfy the withholding

Appendix A, Page 7 of 8

obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding. Payment of withholding obligations is due before the Company will authorize the release of the Shares. If approved by the Compensation Committee, a Participant may satisfy such tax obligations in whole or in part by delivery of a portion of the Restricted Stock creating the tax obligation, valued at Fair Market Value; provided, however, except as otherwise provided by the Compensation Committee, that the total tax withholding where Restricted Stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
9.4. Other Conditions on Delivery of Stock. The Company will not be obligated to remove restrictions from Shares previously delivered under the Plan until (a) all conditions of the Sale have been met or removed to the satisfaction of the Company, (b) in the opinion of the Company’s counsel, all other legal matters in connection with the delivery of such Shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (c) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
SECTION 10. MISCELLANEOUS
10.1. No Right to Continued Employment. No Participant under the Plan shall have any right, because of his or her participation, to continue in the employment of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.
10.2. Amendment. The Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time; provided that if at any time the approval of the Company’s shareholders is required for any modification or amendment under applicable laws and rules, the Compensation Committee may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 10.2 shall apply to, and be binding on, the holders of all Shares of Restricted Stock outstanding under the Plan at the time the amendment is adopted, provided the Compensation Committee determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of existing Participants under the Plan.
10.3. Compliance with Code Section 409A. No Sale of Restricted Stock shall provide for a deferral of compensation within the meaning of section 409A of the Code.
10.4. Governing Law. The provisions of the Plan and all Sales of Restricted Stock made hereunder shall be governed by and interpreted in accordance with the laws of the State of Oklahoma, excluding choice-of-law principles that would require the application of the laws of a jurisdiction other than the State of Oklahoma.

Appendix A, Page 8 of 8

PROXY
Panhandle Oil and Gas Inc.
Grand Centre, Suite 300, 5400 North Grand Blvd.
Oklahoma City, OK 73112-5688
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints L. Kelly Harris and Linda K. Schwartz, or either of them, as proxies each with full power of substitution, to represent and vote all of the shares of Class A Common Stock of Panhandle Oil and Gas Inc. held of record by the undersigned on January 29, 2010, at the annual meeting of shareholders to be held on March 11, 2010, or any adjournment or postponement thereof. Should other matters properly come before the meeting, the proxies are further authorized to vote thereon as the Board of Directors may recommend.
1.	ELECTION OF DIRECTORS (three vacancies, each for a 3-year term)

Bruce M. Bell	☐ FOR	☐ WITHHOLD AUTHORITY TO VOTE FOR
Robert O. Lorenz	☐ FOR	☐ WITHHOLD AUTHORITY TO VOTE FOR
Robert E. Robotti	☐ FOR	☐ WITHHOLD AUTHORITY TO VOTE FOR
2.	APPROVAL OF 2010 RESTRICTED STOCK PLAN

☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

☐ FOR ☐ AGAINST ☐ ABSTAIN
(Please Sign on Reverse Side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.
PLEASE SIGN EXACTLY AS NAME APPEARS BELOW

DATED:	,	2010

SIGNATURE

SIGNATURE, IF HELD JOINTLY
WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.